UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Sancar Way, Suite 400

Research Triangle Park, NC 27709

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 858-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 20, 2023, the Certificate of Designation of Series A Convertible Preferred Stock (“Series A Stock”) of Data443 Risk Mitigation, Inc. (the “Company”) was amended (as so amended, the “Amended Series A CoD”) in order (i) to add a beneficial ownership limitation to the Series A Stock, such that a holder may not convert Series A Stock into the Company’s common stock, par value $0.001 (“Common Stock”) to the extent that the holder would beneficially own more than 9.99% of the Common Stock outstanding immediately after giving effect to the conversion of Series A Stock and (ii) to revert the conversion ratio of the Company’s Series A Stock to its pre-reverse stock split conversion ratio of 1,000 shares of Common Stock, for each one share of Series A Stock. The Amended Series A CoD is filed as exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are furnished with this Report:

Exhibit No.	Exhibit Description

3.1	Form of Amendment to Certificate of Designation of Series A Convertible Preferred Stock of Data443 Risk Mitigation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2023

DATA443 RISK MITIGATION, INC.

	By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer

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